UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
_________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2023
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OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)
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Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street
Evansville,	Indiana	47708
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (773) 765-7675
________________________________________________________
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	ONB	The NASDAQ Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	ONBPP	The NASDAQ Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C	ONBPO	The NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2023, Old National Bancorp (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders considered five matters, each of which is described more fully in the proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 30, 2023. A total of 262,751,874 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, which represented approximately 90% of the Company’s total outstanding shares of common stock entitled to vote at the Annual Meeting.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below.

Item 1 – Election of Directors. All of the nominees for election to the Company’s Board of Directors were elected upon the following votes, to serve for a one-year term expiring at the Company’s 2024 annual meeting of shareholders and until their successors are elected and qualified, with the exception of Michael L. Scudder, who will retire from the Company’s Board of Directors on February 15, 2024:

Director Nominee	For	Withheld	Broker Non-Votes
Barbara A. Boigegrain	235,042,064	2,492,925	25,216,885
Thomas L. Brown	235,333,150	2,201,839	25,216,885
Kathryn J. Hayley	235,374,356	2,160,633	25,216,885
Peter J. Henseler	235,065,758	2,469,231	25,216,885
Daniel S. Hermann	234,719,366	2,815,623	25,216,885
Ryan C. Kitchell	234,719,800	2,815,189	25,216,885
Austin M. Ramirez	235,104,804	2,430,185	25,216,885
Ellen A. Rudnick	235,056,140	2,478,849	25,216,885
James C. Ryan III	235,478,912	2,056,077	25,216,885
Thomas E. Salmon	235,065,175	2,469,814	25,216,885
Michael L. Scudder	232,834,809	4,700,180	25,216,885
Rebecca S. Skillman	233,585,396	3,949,593	25,216,885
Michael J. Small	235,329,530	2,205,459	25,216,885
Derrick J. Stewart	235,478,019	2,056,970	25,216,885
Stephen C. Van Arsdell	235,028,059	2,506,930	25,216,885
Katherine E. White	235,095,599	2,439,390	25,216,885

Item 2 – Advisory Proposal on Executive Compensation. The non-binding advisory proposal on executive compensation was approved upon the following votes:

For	Against	Abstentions	Broker Non-Votes
210,304,386	21,999,305	5,231,298	25,216,885

Item 3 – Frequency of Advisory Votes on Executive Compensation. The non-binding advisory proposal on the frequency of advisory votes on executive compensation was determined to be annual, or every one year:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
216,600,572	550,102	15,232,037	5,152,278	25,516,885

Item 4 – Approval of the Company’s Amended and Restated Employee Stock Purchase Plan. The amendment and restatement of the Company’s Employee Stock Purchase Plan was approved upon the following votes:

For	Against	Abstentions	Broker Non-Votes
231,368,911	986,391	5,179,687	25,216,885

Item 5 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified upon the following votes:

For	Against	Abstentions
260,556,131	1,860,760	334,983

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2023

OLD NATIONAL BANCORP

By: /s/ Nicholas J. Chulos
Nicholas J. Chulos
Executive Vice President
Chief Legal Officer and Corporate Secretary

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